Exhibit 99.1
Press Release
Capital Corp of the West Reports Net Income In First Quarter 2008 Results
MERCED, Calif. — May 19, 2008 — Capital Corp of the West (NASDAQ: CCOW), parent company of County Bank, today announced first quarter 2008 net income of $2.3 million, or $0.21 per diluted share, compared to $3.9 million, or $0.36 per diluted share, for the first quarter of 2007. The Company’s first quarter 2008 net income of $2.3 million is a $16.5 million improvement over its reported fourth quarter 2007 net after-tax loss of $14.2 million.
“Reporting positive net income for the first quarter of 2008 demonstrates Capital Corp of the West’s management team’s resolve to strengthen the Company during this very difficult time for the Central Valley and the financial services industry in general,” said Ed J. Rocha, County Bank President and Chief Operating Officer.
The Company’s Board of Directors is confident that the proper steps are being implemented to position County Bank for renewed success and continued growth during this difficult period. As part of these steps, the Company continues to evaluate the need to raise capital and the alternatives to do so.
While preparing its financial statements for the year ended December 31, 2007, the Company worked with independent credit consultants to perform an extensive review of a significant portion of the Company’s loan portfolio as of December 31, 2007. Continuing this effort, the Company expanded its internal credit review process during the first quarter of 2008 to include a credit review of all construction loans and all land loans in excess of $250,000, resulting in additional loans being placed on non-accrual status while other loans were removed from non-accrual status.
The Company determined that some of these non-accrual loans, while impaired, were still performing. Several of these borrowers have granted the Company additional collateral, reducing the need for a significantly greater allowance for loan losses at March 31, 2008.
As of March 31, 2008, the Company received additional collateral allowing the Company to reverse specific loan loss reserves of $10.9 million established as of December 31, 2007. Furthermore, while the Company reported impaired loans of $77.2 million as of March 31, 2008 (an increase of $24 million since December 31, 2007), 36% of those loans, totaling $27.8 million, were either still performing loans or loans for which sufficient additional collateral has been received by the Company.
“We have experienced significant and meaningful cooperation with our borrowers to improve the status of non-accrual loans,” said John Incandela, County Bank Executive Vice President and Chief Credit Officer. “There have been a lot of economists and analysts reports discussing this unparalleled period of economic upheaval in the Central Valley, and we have certainly seen our share of the effects this has had on our industry. California could see further deterioration in home prices and construction delinquencies before the economy begins to recover.”
The first quarter 2008 decrease in net income compared to the first quarter of 2007 is attributed primarily to an increase in the provision for loan losses of $1.2 million, or $700,000 after-tax, and an increase of $5.8 million, or $3.3 million after-tax, in non-interest expenses, partially offset by increases in net interest income of $3.0 million, or $1.7 million after-tax, and non-interest income of $1.6 million, or $945,000 after-tax. The additional provision for loan losses was necessary due to the continued deterioration in real estate values in California’s Central Valley, which includes the Company’s primary market area. The increase in net interest income and non-interest expenses are primarily due to the expanded activities of the Company arising from the acquisition of The California Stockmen’s Bank and Bay View Funding in the fourth quarter of 2007.
The Company’s net interest income rose 18% in the first quarter of 2008 compared to the first quarter of 2007, an increase to $19.7 million from $16.7 million, primarily due to interest-earning assets acquired from The California Stockmen’s Bank and Bay View Funding as well as the Company’s internal growth. Average interest-earning assets rose in the first quarter of 2008 7.9% to $1.8 billion compared to $1.7 billion in the first quarter of 2007, primarily due to interest-earning assets acquired from The California Stockmen’s Bank and Bay View Funding, which averaged $171 million in the first quarter of 2008, as well as the Company’s internal growth. The

Company’s net interest margin increased to 4.29% as of March 31, 2008, compared to 3.98% as of March 31, 2007.
Non-interest income increased $1.6 million, or 55%, to $4.5 million and service charges on deposit accounts increased by $535,000, or 31%, to $2.2 million for the first quarter of 2008 compared to the first quarter of 2007. The increase in service charges on deposit accounts for the first quarter of 2008 was the result of The California Stockmen’s Bank acquisition as well as increased Bank fees and reduced waivers on service charges.
As of March 31, 2008, the Company’s subsidiary County Bank had a total risk-based capital ratio of 9.92%, a Tier 1 capital ratio of 7.49% and a leverage ratio of 6.38%. The Bank’s capital is within adequately capitalized levels. The Company itself had a total risk-based capital ratio of 10.46%, a Tier 1 capital ratio of 8.61% and a leverage ratio of 7.22% as of March 31, 2008.
“County Bank remains the Central Valley’s leading regional community bank and will continue to enhance its full-service product and service offerings in 2008 while providing the kind of personal service that its customers expect and appreciate,” said Rocha. “We’ve always prided ourselves on superior customer service and building solid, long-term relationships with our customers. We’d like to say thank you to our customers, and also to our shareholders, for standing with us and helping us work through these challenging times.”
Financial Statements and Commentary
For complete financial statements and commentary for the quarter ended March 31, 2008, please refer to the Company’s 2008 Quarterly Report on Form 10-Q which can be found online at www.ccow.com.
About Capital Corp of the West
Capital Corp of the West, a bank holding company established November 1, 1995, is the parent company of County Bank, which has more than 30 years of service as “Central California’s Community Bank.” County Bank currently has 40 branch offices serving 13 counties in California. Its primary concentration is in California’s Central Valley. As of the latest FDIC data, County Bank has a 7.29 percent market share in the six Central California counties in which it has a significant retail branch presence, ranking County Bank fifth out of 41 financial institutions in that market area.
Contact Information
For further information about the Company’s financial performance, contact Thomas Smith, First Vice President, Director of Marketing, at 209-725-4540.
The Company continues to evaluate the need to raise capital and the alternatives to do so and therefore will not be conducting an investor conference call regarding the results of operations for the first quarter of 2008 at this time.
Safe Harbor
This press release includes forward-looking statements and information is subject to the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In addition to historical information, this press release includes certain forward-looking statements that are subject to risks and uncertainties and include information about possible or assumed future results of operations. Many possible events or factors could affect the future financial results and performance of the Company. This could cause results or performance to differ materially from those expressed in our forward-looking statements. Words such as “expects”, “anticipates”, “believes”, “estimates”, “intends”, “plans”, “assumes”, “projects”, “predicts”, “forecasts”, variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Certain of these risks, uncertainties and assumptions are discussed in the Risk Factors section of the Company’s Form 10-Q for the quarter ended March 31, 2008 and Form 10-K for the year ended December 31, 2007. Among the factors that may cause future performance to vary significantly from current expectations are uncertainties in the following areas: local, national and international economic conditions; volatility in the credit, equity and other markets; competition; volatility of real estate values and difficulties in obtaining current information on values; the Company’s credit quality and the adequacy of its allowance for loan losses; actions by banking regulators in response to the Company’s loan losses; deposit customer confidence in the Company and the sufficiency of the Company’s cash and liquid assets to meet high levels of withdrawal requests resulting from announcement of unfavorable operating results; availability of borrowings from the Federal Reserve Bank and Federal Home Loan Bank; changes in market interest rates; risks in integrating acquired businesses and branches; regional weather and natural disasters; the possible adverse effect of concentrations in the loan portfolio; turmoil in credit and capital markets and potential impaired access to additional capital if needed; potential adverse changes in market interest rates; and the effect of existing and future regulation of the banking industry and the Company in particular; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences or acts of this type; outbreak or escalation of hostilities in which the United States is involved, any declaration of war by the U.S. Congress or any other national or international calamity, crisis or emergency. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.
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